UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2013

pSivida Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Pleasant Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 826-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 18, 2012, pSivida Corp (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the several underwriters listed on Schedule I thereto (the “Underwriters”) relating to an underwritten offering (“Offering”) of 3,494,550 shares (“Shares”) of the common stock of the Company, par value $0.001 per share. The price to the public is $3.10 per Share, and the Underwriters have agreed to purchase the Shares pursuant to the Underwriting Agreement at a price of $2.914 per Share. The transactions contemplated by the Underwriting Agreement are expected to close on or about July 24, 2013, subject to the satisfaction of customary closing conditions. The Shares are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-185549) and a related prospectus supplement.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1. and is incorporated herein by reference. A copy of the opinion of Ropes & Gray LLP, counsel to the Company, relating to the Shares sold in the Offering is filed as Exhibit 5.1 hereto. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 7.01. Regulation FD Disclosure.

On July 18, 2013, the Company issued a press release announcing the Offering. On July 19, 2013, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Certain Forward-Looking Statements

Various statements made in this Current Report on Form 8-K are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that pSivida intends, expects or believes may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in pSivida’s forward-looking statements, including uncertainties with respect to: our ability to successfully complete the offering on terms and conditions satisfactory to us; the possible adverse impact of the offering on the market price of our shares of Common Stock; the initiation, financing and success of Phase III posterior uveitis trials, including efficacy, side effects and risk/benefit profile of the posterior uveitis micro-insert; Alimera’s ability to finance, achieve additional marketing approvals, successfully commercialize and achieve market acceptance of, and generate revenues to pSivida from, ILUVIEN for DME in the EU; the outcome of reimbursement for ILUVIEN in the U.K., Alimera’s resubmission of its NDA for ILUVIEN for DME and its ability to obtain regulatory approval for, and if approved, to finance, successfully commercialize and achieve market acceptance of, and generate revenues to pSivida from, ILUVIEN for DME in the U.S.; initiation, financing and success of Latanoprost Product Phase II trials and exercise by Pfizer, Inc. of its option to license the worldwide development and commercialization of the Latanoprost Product for the treatment of human ophthalmic disease or conditions other than uveitis; development of products using Tethadur™ and BioSilicon; initiation and completion of clinical trials and obtaining regulatory approval of product candidates; adverse side effects; ability to attain profitability; pSivida’s ability to obtain additional capital; further impairment of intangible assets; fluctuations in operating results; a decline in royalty revenues; pSivida’s ability to, and to find partners to, develop and market products; termination of license agreements; competition and other developments affecting sales of products; market acceptance; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; consolidation in the pharmaceutical and biotechnology industries; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; credit and financial market conditions; legislative or regulatory changes; volatility of stock price; possible dilution; possible influence by Pfizer, Inc.; an absence of dividends; and other factors described in pSivida’s filings with the SEC. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. pSivida’s forward-looking statements speak only as of the dates on which they were made. Except as required by law, pSivida does not undertake any obligation to publicly update or revise its forward-looking statements, even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement dated July 18, 2013, by and between pSivida Corp. and Ladenburg Thalmann & Co. Inc., as representative of the underwriters

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	pSivida Corp. Press Release, dated July 18, 2012.

99.2	pSivida Corp. Press Release, dated July 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 19, 2013		pSivida Corp.

/s/ Lori Freedman
	Name:	Lori Freedman
	Title:	Vice President, Corporate Affairs & General Counsel

Exhibit Index

1.1	Underwriting Agreement dated July 18, 2013, by and between pSivida Corp. and Ladenburg Thalmann & Co. Inc., as representative of the underwriters

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above).

99.1	pSivida Corp. Press Release, dated July 18, 2012.

99.2	pSivida Corp. Press Release, dated July 19, 2012.